UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 27, 2026 (July 8, 2026)
Date of Report (Date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray
Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 9, 2026, Bed Bath & Beyond, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (the “SEC”) to disclose that on July 8, 2026, it had completed its previously announced acquisition of The Container Store Holdings, LLC (“TCS Holdings”), pursuant to that certain Agreement and Plan of Merger, dated as of April 2, 2026, by and among the Company, TCS Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and TCS Holdings, pursuant to which Merger Sub merged with and into TCS Holdings, with TCS Holdings surviving as a wholly owned subsidiary of the Company (the “TCS Merger”). The Container Store Group, Inc. (“TCS”) is a direct wholly owned subsidiary of TCS Holdings.

The Company is hereby filing this Current Report on Form 8-K/A (this “Amendment”) to amend Item 9.01 of the Original Report to provide the information described below.  Except as set forth herein, this Amendment does not amend, modify or update any other information in the Original Report.  This Amendment should be read in conjunction with the Original Report, which provides a more complete description of the TCS Merger.

In the Original Report, the Company stated that it would file the historical financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K relating to the TCS Merger (which also includes certain pro forma financial information in connection with the previously reported acquisition of The Brand House Collective, Inc. (“TBHC”) by the Company on April 2, 2026 (the “TBHC Merger”)) by amendment to the Original Report no later than 71 days from the date on which the Original Report was required to be filed.

The pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by Form 8-K, and is not intended to, and does not purport to, present or be indicative of what the Company’s actual results of operations or financial position would have been if the TCS Merger or the TBHC Merger had occurred on the relevant date, and is not intended to project the future results of operations or financial position that the Company may achieve following such acquisitions.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of TCS and its subsidiaries as of and for the fiscal year ended March 28, 2026, and as of March 29, 2025, and for the period from January 26, 2025 through March 29, 2025 (successor), and for the period from March 31, 2024 through January 25, 2025 and the fiscal year ended March 30, 2024 (predecessor), and the related notes thereto, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, and the related notes thereto, in each case giving effect to the TCS Merger and the TBHC Merger, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Description
23.1	Consent of Pricewaterhouse Coopers LLP, independent auditor of TCS as of and for the fiscal year ended March 28, 2026.
23.2
Consent of Ernst & Young LLP, independent auditor of TCS as of March 29, 2025, and for the period from January 26, 2025 through March 29, 2025 (successor), and for the period from March 31, 2024 through January 25, 2025 and the fiscal year ended March 30, 2024 (predecessor).

99.1
Audited consolidated financial statements of TCS and its subsidiaries as of and for the fiscal year ended March 28, 2026, and as of March 29, 2025, and for the period from January 26, 2025 through March 29, 2025 (successor), and for the period from March 31, 2024 through January 25, 2025 and the fiscal year ended March 30, 2024 (predecessor), and the related notes thereto.

99.2
Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2026, the unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2026, and for the year ended December 31, 2025, and the related notes thereto, in each case giving effect to the TCS Merger and the TBHC Merger.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bed Bath & Beyond, Inc.

By:	/s/ Marcus Lemonis
Marcus Lemonis
Chief Executive Officer
Date:	July 27, 2026